Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Devon Energy Corporation:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

The report covering the December 31, 2019 financial statements refers to changes in accounting principles related to revenue and leases.

/s/ KPMG LLP

Oklahoma City, Oklahoma

March 6, 2020